Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

and Stockholders

First Capital Bancorp, Inc. and Subsidiary

Richmond, Virginia

We consent to the use in this Registration Statement on Form S-8 of First Capital Bancorp, Inc. and Subsidiary, of our report dated March 27, 2014, related to the audits of the consolidated financial statements of First Capital Bancorp, Inc. and Subsidiary as of December 31, 2013 and 2012, and for each of the years then ended, incorporated herein by reference in this Form S-8.

/S/ Cherry Bekaert LLP

Richmond, Virginia
June 6, 2014